Exhibit 10(A)

TARGET CREDIT CARD OWNER TRUST 2008-1

$3,825,000,000 Floating Rate Asset-Backed Note

NOTE PURCHASE AGREEMENT

May 5, 2008

BOTAC, Inc., as Note Purchaser
c/o Chase Bank USA, National Association
201 N. Walnut Street
Wilmington, Delaware 19801

Chase Bank USA, National Association
201 N. Walnut Street
Wilmington, Delaware 19801

Ladies and Gentlemen:

1.  Introduction.  Target Credit Card Owner Trust 2008-1, a Delaware statutory trust (the “Issuer”), proposes to issue the $3,825,000,000 Floating Rate Asset-Backed Note (the “Note”, which term shall include any Additional Notes) and Target Receivables Corporation, a Minnesota corporation (“TRC”), proposes to sell the Note to BOTAC, Inc., a Nevada corporation (the “Note Purchaser”), pursuant to this Note Purchase Agreement (the “Note Purchase Agreement”), by and among TRC, Target Corporation, a Minnesota corporation (“Target”), the Note Purchaser and Chase Bank USA, National Association, a national banking association (“Chase USA”).

Target National Bank, a national banking association, from time to time sells, transfers and otherwise conveys receivables (the “Receivables”) generated from time to time in a portfolio of open-end bank credit card accounts and certain related rights to Target Capital Corporation, a Minnesota corporation (“TCC”), pursuant to the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000 (as amended, supplemented or otherwise modified, the “Bank Receivables Purchase Agreement”), by and between Target National Bank and TCC.

TCC from time to time sells, transfers and otherwise conveys the Receivables and other rights to TRC pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000, as amended by Amendment No. 1 thereto, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), by and between TCC and TRC.

TRC from time to time transfers the Receivables and other rights to the Target Credit Card Master Trust, a Delaware common law trust (the “Trust”), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1 thereto, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”), by and among TRC, as Transferor (in such capacity, the “Transferor”), Target National Bank, as Servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as Trustee (the “Trustee”).

The Transferor and the Trustee propose to create a new Series of Investor Certificates (the “Collateral Certificate”) pursuant to the Series 2008-1 Supplement to the Pooling and Servicing Agreement, dated as of May 19, 2008 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.

The Collateral Certificate will be transferred by TRC to the Issuer in consideration of the Note pursuant to the Deposit and Administration Agreement, dated as of May 19, 2008 (the “Deposit and Administration Agreement”), by and between TRC, as Depositor and Administrator (in such capacities, the “Depositor” and the “Administrator,” respectively) and the Issuer.

The Issuer, existing pursuant to the Amended and Restated Trust Agreement, dated as of May 19, 2008 (the “Trust Agreement”), by and between TRC, as Depositor, and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee, will pledge the Collateral Certificate to Wells Fargo, as Indenture Trustee (in such capacity, the “Indenture Trustee”) under the Indenture, dated as of May 19, 2008 (the “Indenture”), by and between the Issuer and the Indenture Trustee, to secure the Note to be issued by the Issuer on the Closing Date, pursuant to the Indenture.

The Note is an obligation of the Issuer.  The primary asset of the Issuer is the Collateral Certificate, which represents a specified undivided interest in the Trust.

This Note Purchase Agreement, the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Deposit and Administration Agreement, the Trust Agreement, the Indenture and the Confidentiality and Non-Solicitation Agreement, dated as of May 5, 2008 (the “Confidentiality and Non-Solicitation Agreement”), by and among TRC, Target, the Note Purchaser, Chase USA and JPMorgan Chase Bank, National Association shall collectively hereinafter be referred to as the “Basic Documents.”  Capitalized terms used but not defined herein have the meanings assigned thereto in the respective Basic Documents.  In the event that any definition contained herein shall conflict with or be inconsistent with any definition contained in the Basic Documents other than this Note Purchase Agreement, the definitions set forth in this Note Purchase Agreement shall govern with respect to the Note and this Note Purchase Agreement.  TRC and Target hereby agree with the Note Purchaser and Chase USA as follows:

2.  Representations and Warranties of TRC and Target.  Each of TRC and Target, as applicable (TRC as to itself only, and Target as to itself, Target National Bank and TCC), hereby represents and warrants to, and agrees with, the Note Purchaser and Chase USA that:

(a)           Each of TRC and Target has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota with power and authority (corporate and other) to own its properties and conduct its business; and each of TRC and Target is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Trust’s, the Transferor’s or the Servicer’s, as applicable, ability to perform its obligations under the Basic Documents to which each is a party.

(b)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by TRC or Target of the transactions contemplated by this Note Purchase Agreement in connection with the issuance and sale of the Note, except such as have been obtained and made.

(c)           Neither TRC nor Target is in violation of its Articles of Incorporation or Bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Basic Documents.  The execution, delivery and performance of the Basic Documents and the issuance and sale of the Note and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over TRC or Target or any of Target’s subsidiaries or any of their properties, or any material agreement or instrument to which TRC or Target or any of Target’s subsidiaries is a party or by which TRC or Target or any of Target’s subsidiaries is bound or to which any of the properties of TRC or Target or any of Target’s subsidiaries is subject, or the Articles of Incorporation or Bylaws of TRC or Target or any of Target’s subsidiaries; TRC has full power and authority to authorize, issue and transfer the Collateral Certificate as contemplated by the Deposit and Administration Agreement and sell the Note as contemplated by this Note Purchase Agreement; and each of TRC and Target has full power and authority to enter into the Basic Documents to which it is a party.

(d)           The representations and warranties of each of TRC, TCC, Target National Bank and Target in the Basic Documents to which it is a party are true and correct as of the date hereof (unless such representation or warranty specifically relates to an earlier date).

(e)           Each of this Note Purchase Agreement and the other Basic Documents to which TRC, TCC, Target National Bank and Target (each, a “Target Entity”) is a party has been duly authorized, executed and delivered by each such party and constitutes a legal, valid and binding agreement of each Target Entity which is a party thereto enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(f)            TRC has authorized:  (i) the conveyance of the Receivables and other rights to the Trust, (ii) the issuance of the Collateral Certificate by the Trust, (iii) the transfer of the Collateral Certificate to the Issuer and (iv) the issuance and sale of the Note.

(g)           Any taxes, fees and other governmental charges due and payable from or by TRC or Target in connection with the execution, delivery and performance of the Basic Documents, the Collateral Certificate and the Note and any other agreements contemplated therein shall have been paid or will be paid by TRC or Target, as the case may be, at or prior to the Closing Date to the extent then due.

(h)           The information heretofore furnished by or on behalf of a Target Entity to the Note Purchaser, as identified in Schedule I hereto but exclusive of any information that was forward-looking information at the time it was provided, for purposes of, or in connection with, this Note Purchase Agreement and the other Basic Documents was true and accurate in every material respect, as of the date such information was stated or certified.  If the representation or warranty made by TRC and Target in this subsection 2(h) (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to TRC and Target by the Note Purchaser and (ii) as a result of which the interests of the Note Purchaser are materially and adversely affected, a Note Purchase Agreement early amortization event (a “Note Purchase Agreement Early Amortization Event”) shall be deemed to have occurred.   Upon discovery by TRC or Target of a material breach of any representation or warranty of TRC or Target set forth in this subsection 2(h), the party discovering such breach shall give prompt written notice thereof to the Note Purchaser.

(i)            Other than as set forth in this Note Purchase Agreement, there are no legal or governmental proceedings pending or, to the knowledge of any Target Entity, threatened to which any Target Entity or any of their subsidiaries is a party or to which any property of any Target Entity or any of their subsidiaries is the subject which, if determined adversely to a Target Entity could individually or in the aggregate reasonably be expected to (i) have a material adverse effect on (A) the financial position or results of operations of any Target Entity or any of their subsidiaries, taken as a whole, and (B) the Notes, or (ii) impair materially the ability of any Target Entity or any of their subsidiaries to perform any of their respective obligations under the Basic Documents.

(j)            When the Collateral Certificate is issued pursuant to the Series Supplement and the Pooling and Servicing Agreement, the Trust will not be an

“investment company” or “controlled” by an “investment company” as each such term is defined in the Investment Company Act of 1940.

(k)           When the Note is issued pursuant to the Indenture, the Issuer will not be an “investment company” or “controlled” by an “investment company” as each such term is defined in the Investment Company Act of 1940.

3.  Purchase, Sale and Delivery of the Note.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, TRC agrees to sell to the Note Purchaser, and the Note Purchaser agrees to purchase from TRC, the Note at a purchase price of 93.00% of the original principal amount thereof and at an Interest Rate of, with respect to any Interest Accrual Period, a per annum rate equal to LIBOR, as determined on the related LIBOR Determination Date, plus (x) for each Interest Accrual Period through and including the earlier of (i) the Interest Accrual Period beginning on April 25, 2013 and (ii) the Interest Accrual Period related to the first Special Payment Date, 0.65% and (y) for each Interest Accrual Period thereafter, 2.28%.

TRC will deliver to the Note Purchaser, against payment of the purchase price, the Note in the form of one permanent security in certificated form (the “Certificated Note”).  Payment for the Note shall be made by the Note Purchaser in Federal (same day) funds by wire transfer to an account previously designated to the Note Purchaser by TRC or Target by 10:00 a.m. (New York time), on May 19, 2008 (or such date that is as soon as practicable after the conditions in Section 7 hereof are satisfied, as mutually agreed upon by TRC and the Note Purchaser, the “Closing Date”), but in no case later than May 30, 2008 (the “Termination Date”).  The Certificated Note will be made available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at least 24 hours prior to the Closing Date.

TRC, Target and the Note Purchaser each covenants to treat the Note as indebtedness for all U.S. federal, state and local income tax purposes.

4.  Representations, Warranties and Agreements of the Note Purchaser and Chase USA; No Offering by the Note Purchaser.  Each of the Note Purchaser and Chase USA, as applicable, as to itself, hereby respectively represents and warrants to, and agrees with, TRC and Target that:

(a)           The Note Purchaser has been duly organized and is an existing corporation in good standing under the laws of the State of Nevada with power and authority (corporate and other) to own its properties and conduct its business; and the Note Purchaser is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability in such jurisdiction.

(b)           Chase USA has been duly organized and is an existing national banking association in good standing under the laws of the United States of America with power and authority (corporate and other) to own its properties and conduct its business; and Chase USA is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability in such jurisdiction.

(c)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Note Purchaser of the transactions contemplated by this Note Purchase Agreement in connection with the issuance and sale of the Note, except such as have been obtained and made and except such as may be required under state securities laws.

(d)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by Chase USA of the transactions contemplated by this Note Purchase Agreement in connection with the issuance and sale of the Note, except such as have been obtained and made and except such as may be required under state securities laws.

(e)           The Note Purchaser has full power and authority to enter into this Note Purchase Agreement.

(f)            Chase USA has full power and authority to enter into this Note Purchase Agreement.

(g)           The Note Purchase Agreement has been duly authorized, executed and delivered by the Note Purchaser and constitutes a legal, valid and binding agreement of the Note Purchaser enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(h)           The Note Purchase Agreement has been duly authorized, executed and delivered by Chase USA and constitutes a legal, valid and binding agreement of Chase USA enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(i)            The Note Purchaser understands that it is purchasing the Note for its own account (and not in a fiduciary capacity) and does not intend to offer the Note for sale to the public.

(j)            The Note Purchaser will not offer to sell or otherwise dispose of the Note (or any interest therein) in violation of any of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state or other securities laws.  The Note Purchaser acknowledges that it has no right to require TRC to register the Note under the Securities Act or any state securities law.

(k)           The Note Purchaser shall execute and deliver an investor letter addressed to TRC substantially in the form attached as Exhibit B to the Indenture.

(l)            The Note Purchaser has not acquired and will not Transfer any interest in the Note, or cause an interest in the Note to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any regulations thereunder, including, without limitation, any over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(m)          The Note Purchaser and Chase USA will not (i) include the Note in any securitization which would require filings under Regulation AB under the Securities Act or (ii) use any trademarks, tradenames, service marks, logos or other proprietary designations of Target or its Affiliates in any securitization, and the term of any securitization into which the Note is to be included cannot extend beyond the expected final payment date of the Note.

For purposes of this Section 4, “Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, and all related rules and regulations of the Securities and Exchange Commission, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

5.  Certain Agreements of TRC and Target.  Each of TRC and Target, as applicable (each as to itself only, except that the covenants as to Target National Bank and TCC are made by Target) covenants and agrees with the Note Purchaser and Chase USA that:

(a)           For so long as the Note is Outstanding:

(i)                    TRC agrees that it will not and will cause the Issuer and any of their Affiliates (as defined in Rule 501(b) of Regulation D) not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, the Note if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (A) the sale of the Note by the Issuer to the Note Purchaser, (B) the resale of the Note by the Note Purchaser to subsequent purchasers or (C) the resale of the Note by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof, by Rule 144A or by Regulation S of the Securities Act (“Regulation S”) thereunder or otherwise.

(ii)                   None of TRC, the Issuer or any of their Affiliates (as defined in Rule 501(b) of Regulation D) will directly or through any agent:  (A) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering or sale of the Note in the United States or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (B) engage in any “directed selling efforts” (as defined in Rule 902(c) under Regulation S) with respect to the Note.

(b)           For so long as all of the Notes are held by the Note Purchaser, JPMorgan Chase & Co. or a wholly-owned direct or indirect subsidiary of JPMorgan Chase & Co. (each a “Chase Entity” and collectively, the “Chase Entities”):

(i)                    For a period from the date of this Note Purchase Agreement until payment in full of the Note, Target National Bank, as Servicer, will furnish or cause to be furnished to the Note Purchaser (A) copies of each certificate, report, statement and the annual statements of compliance delivered to the Trustee, pursuant to Article III of the Pooling and Servicing Agreement and Section 5.2 of the Series Supplement and the annual independent certified public accountant’s servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by either first-class mail or electronic transfer (including e-mail) as soon as practicable after such statements and reports are furnished to the Trustee, and (B) any other periodic certificates or reports as may be delivered to the Trustee or the Collateral Certificateholder under the Pooling and Servicing Agreement or the Series Supplement.

(ii)                   For a period from the date of this Note Purchase Agreement until payment in full of the Note, Target National Bank, as Servicer, will furnish to the Note Purchaser (A) copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee, pursuant to Section 3.9 of the Indenture, by either first-class mail or electronic transfer (including e-mail) as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (B) any other periodic certificates or reports as may be delivered to the Indenture Trustee under the Indenture; provided that any certificate to be provided to the Noteholders pursuant to the Indenture shall be provided by the Indenture Trustee and not Target National Bank.

(iii)                  For a period from the date of this Note Purchase Agreement until payment in full of the Note, Target National Bank, as Servicer, shall provide to the Note Purchaser the Forecast Book and the Risk Management Review containing substantially similar information as the copies of such reports previously provided to Chase USA or if such reports are no longer produced, such replacement standard monthly profitability and risk management reports used by Target’s credit card management team in the ordinary course of business to monitor portfolio performance, in each case by either first-class mail or electronic transfer (including e-mail) as soon as practicable after being provided to Target’s credit card management team and not more than sixty (60) days after the end of the related reporting period, subject, in each case, to the mutually agreed upon confidentiality provisions.  Neither the Note Purchaser nor Chase USA will have access to personally identifiable cardholder information.  Target National Bank agrees to have its senior credit officers, or any other person designated by the foregoing that is acceptable to the Note Purchaser, meet not more frequently than once each calendar quarter with representatives of the Note Purchaser to discuss any such report.  All such meetings shall be at a location specified by Target National Bank.  The Note Purchaser will not be reimbursed for its expenses incurred in participating in such meetings.

(iv)                  TRC agrees that any credit card account initially originated by a party other than Target National Bank and its successors, assigns or transferees from Target National Bank, and with respect to any such successors, assigns or transferees any credit card account originated by such entity (other than Target National Bank) prior to becoming a successor, assign or transferee of Target National Bank, shall not become an Automatic Additional Account or Supplemental Account unless the Note Purchaser shall have given its prior written consent to such designation.

(v)                   TRC agrees that no credit card account shall be treated as an Eligible Account unless (a) it is Target branded and includes a consumer value proposition substantially related to Target retail locations or Target merchandise or (b) the Note Purchaser shall have given its prior written consent to such designation.

(vi)                  TRC agrees that the Required Retained Transferor’s Percentage shall not be adjusted unless there is: (A) written notice from TRC to the Trustee, (B) prior written consent from the Note Purchaser in connection with such action and (C) a Tax Opinion that such action shall not cause the Trust to be characterized for Federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse effect on the Federal income taxation of any outstanding Series of Certificates or any Certificate Owner.

(vii)                 With respect to the Principal Allocation Percentage, the denominator under clause (2) of the definition thereof shall be calculated as the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date as to which such determination is made; provided, however, that such numerators for each other Series shall be based on the actual invested amount of such Series as specified in the respective definition thereof.

(viii)                TRC agrees that, while each of the Basic Documents may be amended from time to time in accordance with its terms, any amendment to a Basic Document after the Closing Date which may have a material adverse effect on the Note Purchaser shall be subject to the prior written consent of the Note Purchaser and additionally, that the Note Purchaser shall be given notice of any proposed amendment to such documents (regardless of any determination of materiality) not less than ten Business Days prior to the proposed effective date for such amendment.

(ix)                   TRC agrees that it will request that Target National Bank not at any time, except as otherwise required by any Requirement of Law, or as is deemed by Target National Bank to be necessary in order for Target National Bank to maintain its credit card business, based upon a good faith assessment by Target National Bank, in its sole discretion, of the nature of the competition in the credit card business, reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or reduce other fees on the Accounts, if, either (a) as a result of such reduction it is reasonably expected that such reduction will cause an Early Amortization Event to occur with respect to a Series or (b) such reduction (x) if Target National Bank owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by Target National Bank that have characteristics the same as or substantially similar to the Receivables that are the subject of such change and (y) if Target National Bank does not own such a comparable segment of receivables, is made with the intent to (1) materially benefit TRC over the Investor Certificateholders or (2) materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between TRC and an unrelated third party or by the terms of the Accounts.  TRC further agrees to provide prompt notice to the Note Purchaser of the failure on the part of Target National Bank to act in accordance with such request by TRC.

Failure on the part of TRC or Target duly to observe or perform in any material respect any covenants or agreements of TRC or Target set forth in subsection 5(b)(iii) through (ix), or failure on the part of Target National Bank to act in accordance with the request of TRC as set forth in subsection 5(b)(ix), which failure has a material adverse effect on the Note Purchaser and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to TRC and Target by the Note Purchaser shall constitute a Note Purchase Agreement Early Amortization Event.

Upon discovery by TRC or Target of a material breach of any covenants or agreements of TRC or Target set forth in subsection 5(b)(iii) through (ix) or the material failure on the part of Target National Bank to act in accordance with the request of TRC as set forth in subsection 5(b)(ix), the party discovering such breach or failure shall give prompt written notice to the Note Purchaser.

6.  Payment of Expenses.  TRC or Target will pay all expenses incident to the performance of their obligations under this Note Purchase Agreement, including (a) the preparation of the Basic Documents, including this Note Purchase Agreement, the Collateral Certificate and the Note, (b) the preparation, issuance and delivery of the Note to the Note Purchaser, (c) the fees and disbursements of counsel and accountants for TRC and Target and any fees or expenses of any other broker, agent or advisor to a Target Entity and (d) the fees and expenses of the Trustee and its counsel, the Owner Trustee and its counsel and the Indenture Trustee; provided, that TRC or Target may not use Trust Assets for any payments made under this Section 6.

It is understood that the Note Purchaser will pay all expenses incident to the performance of its obligations under this Note Purchase Agreement, including the fees of its counsel.

7.  Conditions of the Obligations of the Note Purchaser.

I.  Conditions to Initial Purchase.  The obligation of the Note Purchaser to purchase and pay for the Note on the Closing Date will be subject to the accuracy of the representations and warranties on the part of TRC and Target herein, to the accuracy of the statements of officers of TRC and Target made pursuant to the provisions hereof, to the performance by each of TRC and Target of its obligations hereunder and to the following additional conditions precedent:

(a)           You shall have received from Timothy R. Baer, General Counsel for Target and counsel for TRC, TCC and Target National Bank, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                    Each of TRC, Target and TCC has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota with full corporate power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party and, solely with respect to TRC, as Transferor, to execute and deliver to the Trustee the

Collateral Certificate pursuant to the Pooling and Servicing Agreement and Series Supplement;

(ii)                   Target National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Basic Documents to which it is a party and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted;

(iii)                  Each of TRC, Target National Bank, Target and TCC is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trust by the Transferor unenforceable by the Credit Card Originator, the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Note Purchaser under the Pooling and Servicing Agreement, the Series Supplement, the Note Purchase Agreement or the Indenture;

(iv)                  The Collateral Certificate has been duly authorized, executed and delivered by the Transferor and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement and delivered to the Issuer at the direction of the Transferor, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement and the Series Supplement;

(v)                   The Note has been duly authorized, executed and delivered by the Issuer and, when duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Note Purchaser in accordance with the terms of this Note Purchase Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with its terms;

(vi)                  Each of the Basic Documents to which the applicable entity is a party has been duly authorized, executed and delivered by TRC, TCC, Target and/or the Servicer, as the case may be;

(vii)                 No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution and delivery by TRC, the Issuer, TCC, Target or the Servicer, of the Basic Documents, the Collateral Certificate or the Note, to the extent it is a signatory or party thereto, or the performance of its obligations thereunder, or (B) the issuance or sale of the

Note or the Collateral Certificate in connection with the purchase of the Note by the Note Purchaser;

(viii)                None of the execution and delivery of the Basic Documents, the Collateral Certificate or the Note by TRC, the Issuer, TCC, Target and/or the Servicer, as the case may be, or the performance by TRC, the Issuer, TCC, Target and/or the Servicer, as the case may be, of the transactions therein contemplated to be performed by it or the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon TRC, the Issuer, TCC, Target or the Servicer, or the property of TRC, the Issuer, TCC, Target or the Servicer, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the charter or by-laws (or other similar document) of TRC, the Issuer, TCC, Target or the Servicer, or any material indenture, loan agreement or other material agreement to which TRC, the Issuer, TCC, Target or the Servicer, is a party or by which any of them is bound; and

(ix)                   There are no proceedings or investigations pending or, to the best knowledge of such counsel, threatened against TRC, the Issuer, TCC, Target or Target National Bank, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of any of the Basic Documents, the Collateral Certificate or the Note, (B) seeking to prevent the issuance of the Collateral Certificate or the Note or the consummation of any of the transactions contemplated by any of the Basic Documents, the Collateral Certificate or the Note, (C) seeking any determination or ruling that, in the reasonable judgment of such counsel, would materially and adversely affect the performance by TRC of its obligations under any of the Basic Documents, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any of the Basic Documents, the Collateral Certificate or the Note or (E) seeking to affect adversely the income tax attributes of the Trust under the Federal or applicable state income or franchise tax systems.

(b)           You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to TRC, an opinion dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that, in connection with the issuance of the Collateral Certificate and the Note, neither the Trust nor the Issuer will be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(c)           You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                    Each of the Pooling and Servicing Agreement and the Series Supplement constitutes the valid and binding obligation of the Transferor, the Servicer and the Trustee, enforceable against the Transferor, the Servicer and the Trustee in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Transferor, the Servicer and the Trustee, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Pooling and Servicing Agreement and the Series Supplement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement and the Series Supplement taken as a whole, and the Pooling and Servicing Agreement and the Series Supplement together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(ii)                   The Bank Receivables Purchase Agreement constitutes the valid and binding obligation of Target National Bank and TCC, enforceable against Target National Bank and TCC in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar event in respect of Target National Bank or TCC and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(iii)                  The Receivables Purchase Agreement constitutes the valid and binding obligation of TCC and TRC, enforceable against TCC and TRC in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of TCC and TRC and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(iv)                  Each of the Trust Agreement and the Deposit and Administration Agreement constitutes the valid and binding obligation of TRC and the Issuer, enforceable against TRC and the Issuer in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar event in respect of TRC or the Issuer and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) such counsel need express no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(v)                   The Indenture constitutes the valid and binding obligation of the Indenture Trustee and the Issuer, enforceable against the Indenture Trustee and the Issuer in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar event in respect of the Indenture Trustee and the Issuer, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Indenture taken as a whole, and the Indenture together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel need express no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(vi)                  The Note, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Note Purchaser pursuant to this Note Purchase Agreement, will constitute the valid and binding obligation of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with its terms under the applicable laws of the State of Delaware;

(vii)                 The Collateral Certificate, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement and delivered to the Issuer at the direction of the Transferor in consideration of receipt of the Note, will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement under the applicable laws of the State of Delaware;

(viii)                This Note Purchase Agreement has been duly authorized, executed and delivered by TRC and Target;

(ix)                   Neither the execution, delivery or performance by each of TRC, TCC, Target National Bank or Target of the Basic Documents to which it is a party, nor the compliance by each of TRC, TCC, Target National Bank or Target, as the case may be, with the terms and provisions thereof or hereof, will contravene any provision of any applicable law;

(x)                    Based on such counsel’s review of applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance by each of TRC, TCC, Target National Bank or Target, of the Basic Documents to which it is a party;

(xi)                   The Indenture will be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(xii)                  Neither the Trust nor the Issuer is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

(xiii)                 Assuming (A) the accuracy of the covenants and agreements of TRC set forth in Section 5 of this Note Purchase Agreement, (B) the accuracy of the representations, warranties and agreements of the Note Purchaser set forth in Section 4 of this Note Purchase Agreement and (C) compliance with the terms of Section 2.3 of the Indenture, the offer and sale of the Note is not required to be registered under the Securities Act, it being understood that such counsel does not express any opinion as to any subsequent reoffer or resale of such Note.

(d)           You shall have received from Davenport, Evans, Hurwitz & Smith LLP, special South Dakota counsel to Target National Bank, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                    The security interest created by the Bank Receivables Purchase Agreement in the Receivables has been perfected under Article 9 of the

Uniform Commercial Code of South Dakota by the proper filing of UCC-1 financing statements with the appropriate filing offices in South Dakota, and such security interest is of first priority under Article 9 of the South Dakota Uniform Commercial Code; and

(ii)                   The UCC-1 financing statements have been previously filed, have not been amended or terminated and no other filings or other actions, with respect to TCC’s interest in the Receivables, are necessary to perfect the interest of TCC in the Receivables, and the proceeds thereof, conveyed to TCC, except that appropriate continuation statements must be filed in accordance with the South Dakota Uniform Commercial Code.

(e)           You shall have received from Faegre & Benson LLP, special Minnesota counsel to the Transferor and TCC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                    Each of the security interest created by the Receivables Purchase Agreement, the security interest created by the Pooling and Servicing Agreement in the Receivables and the security interest created by the Deposit and Administration Agreement in the Collateral Certificate has been perfected under Article 9 of the Uniform Commercial Code of Minnesota by the proper filing of UCC-1 financing statements with the appropriate filing offices in Minnesota, and each such security interest is of first priority under Article 9 of the Minnesota Uniform Commercial Code; and

(ii)                   The UCC-1 financing statements have been previously filed, have not been amended or terminated and (a) no other filings or other actions, with respect to TRC’s interest in the Receivables, are necessary to perfect the interest of TRC in the Receivables, and the proceeds thereof, conveyed to TRC thereunder and (b) no other filings or other actions, with respect to the Trustee’s interest in the Receivables, are necessary to perfect the interest of the Trustee in the Receivables, and proceeds thereof, against third parties, except, in each case, that appropriate continuation statements must be filed in accordance with the applicable state’s requirements.

(f)            You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Target National Bank, TCC and TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that the Bank Receivables Purchase Agreement creates in favor of TCC a security interest under Article 9 of the Delaware Uniform Commercial Code (the “Delaware UCC”) in the rights of Target National Bank in the Receivables, the Receivables Purchase Agreement creates in favor of TRC a security interest under Article 9 of the Delaware UCC in the rights of TCC in the Receivables, the Pooling and Servicing Agreement creates in favor of the Trustee a security interest under Article 9 of the Delaware UCC in the rights of the Transferor in the Receivables, the Indenture together with the delivery of the Collateral Certificate to the Indenture Trustee in the State of Delaware creates in favor of the Indenture Trustee a security interest under Article 9 of the Delaware UCC in the rights of the Issuer in the Collateral Certificate and the security interest of the Indenture Trustee, as secured party, will be perfected in the Issuer’s rights in the Collateral Certificate upon the later of the attachment of the security interest and the filing of applicable UCC-1 financing statements.

(g)           You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                    In a properly presented and argued case, as a legal matter, and based upon existing case law, in the event of the bankruptcy of TCC, the transfer of Receivables from TCC to TRC would be treated as a “true sale” and, accordingly, (A) Section 362(a) of title 11 of the United States Code (the “Bankruptcy Code”) would not apply to stay payment to TRC (or its assigns) of amounts collected on the Receivables and proceeds of sale thereof and (B) the Receivables and proceeds of sale or collections thereof would not constitute property of TCC’s bankruptcy estate under Section 541(a)(1) of the Bankruptcy Code; and

(ii)                   If TCC should become a debtor in a case under the Bankruptcy Code, a creditor or trustee of TCC (or TCC as debtor in possession) would not have valid grounds to have a court disregard the corporate form of TRC so as to cause a substantive consolidation of the assets and liabilities of TRC with the assets and liabilities of TCC in a manner prejudicial to the Noteholder.

(h)           You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Target National Bank, an opinion dated the Closing Date and satisfactory in form and substance to you and your counsel, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 with respect to the effect of receivership on TCC’s security interest in the Receivables, and with respect to other related matters.

(i)            You shall have received from Timothy J. Carlin, Assistant Vice President and Senior Counsel or other internal legal counsel for Wells Fargo & Company, parent of the Trustee and the Indenture Trustee, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                    The Trustee and the Indenture Trustee are each a national banking association duly organized, validly existing and in good standing under the Federal laws of the United States of America;

(ii)                   The Trustee has all requisite power and authority as a national banking association to execute and deliver, and to perform its obligations under the Pooling and Servicing Agreement and the Series Supplement and to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Series Supplement;

(iii)                  The Indenture Trustee has all requisite power and authority as a national banking association to execute and deliver, and to perform its obligations under the Indenture and to consummate the transactions contemplated by the Indenture;

(iv)                  The Trustee’s performance of its obligations under the Pooling and Servicing Agreement, the execution and delivery of the Series Supplement by the Trustee and the performance of the Trustee’s obligations pursuant to the Series Supplement do not conflict with or result in a violation of the Articles of Association or By-Laws of the Trustee;

(v)                   The execution and delivery of the Indenture by the Indenture Trustee and performance of the Indenture Trustee’s obligations pursuant to the Indenture do not conflict with or result in a violation of the Articles of Association or By-Laws of the Indenture Trustee;

(vi)                  The Pooling and Servicing Agreement and the Series Supplement have been duly authorized, executed and delivered by the Trustee;

(vii)                 The Indenture has been duly authorized, executed and delivered by the Indenture Trustee;

(viii)                The Collateral Certificate has been duly authenticated by the Trustee pursuant to the Pooling and Servicing Agreement; and

(ix)                   The Note has been authenticated by the Indenture Trustee pursuant to the Indenture.

(j)            You shall have received a certificate, dated the Closing Date and satisfactory in form and substance to you and your counsel, of an officer of each of TRC, TCC, Target National Bank and Target, as applicable, in which such an officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of TRC and Target, as the case may be, in this Note Purchase Agreement are true and correct, that TRC and Target have each complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no Early Amortization Event or event that would become an Early Amortization Event after notice and the expiration of any applicable cure period exists as of the Closing Date and that the representations and warranties of each of TRC, TCC, Target National Bank and Target, as applicable, in the Basic Documents are true and correct as of the dates specified therein.

(k)           (i)                   You shall have received each of the items listed on Exhibit C hereto (and not otherwise delivered pursuant to clauses (a) through (j) of this Section 7), each of which items shall be dated the Closing Date and in substantially the form heretofore agreed upon as of the date hereof; provided, that such forms are subject to the further review from the Rating Agencies and/or trustees and may be revised with the mutual consent of you and TRC (and the respective counsel thereto).

(ii)                   You shall have received each of the items listed on Exhibit D hereto (and not otherwise delivered pursuant to clauses (a) through (j) of this Section 7), each of which items shall be dated the Closing Date and in form and substance mutually agreed upon by you and TRC (and the respective counsel thereto); provided, however, that if either of the Rating Agency Conditions have not been satisfied by the Termination Date, (A) the parties hereto shall promptly thereafter commence negotiations to amend this Note Purchase Agreement to provide for such additional time during which the Rating Agency Conditions may be satisfied or (B) any party hereto may terminate this Note Purchase Agreement and no party shall have any further liability or obligations hereunder except for any amounts due prior to the Termination Date.

II.            Conditions to Additional Purchases.  The following shall be conditions precedent to each purchase hereunder by the Note Purchaser of Additional Notes pursuant to subsection 17(b):

(a)           The Note Purchaser shall have received notice of the date of the purchase of Additional Notes (the “Additional Issuance Date”) and the principal amount of such Additional Notes to be purchased on the Additional Issuance Date pursuant to subsection 17(b);

(b)           (i)            If after giving effect to the purchase of Additional Notes on the Additional Issuance Date, the Note Principal Balance does not exceed the Note Initial Principal Balance, no Early Amortization Event, Series 2008-1 Early Amortization Event or Event of Default shall have occurred and be continuing; and

(ii)           If after giving effect to the purchase of Additional Notes on the Additional Issuance Date, the Note Principal Balance shall exceed the Note Initial Principal Balance, no Early Amortization Event, Series 2008-1 Early Amortization Event or Event of Default, and no event that, with the giving of notice or the lapse of time, or both, would constitute an Early Amortization Event, a Series 2008-1 Early Amortization Event or an Event of Default, shall have occurred and be continuing;

(c)           If after giving effect to the purchase of Additional Notes on the Additional Issuance Date, the Note Principal Balance shall exceed the Note Initial Principal Balance, all representations and warranties of TRC and Target (as to itself, Target National Bank and TCC) contained herein, in the Basic Documents, or otherwise made in writing pursuant to any of the provisions hereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such Additional Issuance Date (unless such representations and warranties specifically relate to an earlier date);

(d)           After giving effect to the purchase on the Additional Issuance Date of the Additional Notes to be purchased on such date, (i) the Note Principal Balance shall not exceed $4,200,000,000 and (ii) the Transferor Amount is at least equal to the Required Retained Transferor Amount;

(e)           The conditions precedent for increasing the principal amount of the Collateral Certificate pursuant to Section 4.8 of the Series Supplement shall have been satisfied and the principal amount of the Collateral Certificate shall have been increased by an amount equal to the aggregate principal amount of the Additional Notes proposed to be issued;

(f)            The conditions precedent for the issuance of the Additional Notes pursuant to subsection 2.2(b) of the Indenture shall have been satisfied; and

(g)           The Note Purchaser shall have received a certificate, dated the Additional Issuance Date and satisfactory in form and substance to the Note Purchaser and its counsel, of an officer of each of TRC, TCC, Target National Bank and Target, as applicable, certifying that the conditions described in clauses (a) through (f) above have been satisfied.

For so long as one or more of the Chase Entities holds all of the Notes, Additional Notes may only be issued subject to subsection 17(b) and shall not be issued to an entity that is not a Chase Entity.

8.  Transfer of the Note by the Note Purchaser.

(a)           The Note may be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed by the Note Purchaser in whole or in part (a “Transfer”), unless such Transfer would be to a retail competitor of Target.  Prior to any Transfer, the Note Purchaser shall be required to obtain the prior written consent of TRC (which consent shall not be unreasonably withheld, it being understood that it would be reasonable for TRC to withhold consent if a proposed Transfer would cause the Issuer or the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation) and except that such consent shall not be required if the Transfer is to another Chase Entity.  Any such Transfer will also be subject to the prior delivery to the Indenture Trustee of (A) an opinion of counsel to the effect that, for U.S. federal income tax purposes, (1) such action will not adversely affect the tax characterization as debt of the Note or the Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (2) following such action neither the Issuer nor the Trust will be treated as an association (or publicly traded partnership) taxable as a corporation and (B) a transferee representation letter substantially in the form of Exhibit B to the Indenture.

(b)           No Transfer of the Note shall be permitted if such Transfer would result in a breach of the provisions regarding transfer set forth in Section 2.3 of the Indenture.

(c)           In the event that the Note Purchaser Transfers any part of the Note to another Chase Entity, such Chase Entity will be required to execute prior to the consummation of such Transfer a confidentiality agreement in the form substantially agreed upon among the parties as of the date of this Note Purchase Agreement; provided, that if the Transfer is to Chase USA or JPMorgan Chase Bank, National Association, this subsection 8(c) shall not apply.

(d)           Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that no pledge to a Federal Reserve Bank shall require either the consent of TRC or the delivery of an opinion of counsel and that any such pledge to a Federal Reserve Bank shall be deemed to satisfy the requirements of this Section 8.

(e)           The Noteholders shall not retain any rights under this Note Purchase Agreement if the Note is defeased pursuant to Section 2.9 of the Indenture; provided, that

(i)                    the amount to be determined by the Administrator as the Defeasance Covered Amount shall be subject to the consent of the Note Purchaser; provided, however, that such consent shall not be unreasonably withheld if the Issuer has provided an interest rate guarantee or other similar agreement that in the reasonable judgment of the Note Purchaser assures payment in full of each payment of Monthly Interest;

(ii)                   the rights of the Noteholders to payments in respect of principal of and interest on the Note when such payments are due shall survive defeasance and terminate only upon payment in full of the Note;

(iii)                  the rights of the Note Purchaser with respect to proposed amendments to a Basic Document pursuant to Section 11.19 of the

Indenture shall survive defeasance and terminate only upon payment in full of the Note; and

(iv)                  the rights of the Note Purchaser with respect to Sections 10 and 18 of this Note Purchase Agreement shall survive defeasance.

No Defeasance pursuant to Section 2.9 of the Indenture shall occur unless the condition specified in subsection 8(e)(i) has been satisfied.  In addition, no Defeasance pursuant to subsection 12.4(c)(i) of the Pooling and Servicing Agreement shall occur unless the Note Purchaser consents to the amount to be determined by the Transferor; provided, however, that such consent shall not be unreasonably withheld if the Transferor has provided an interest rate guarantee or other similar agreement that in the reasonable judgment of the Note Purchaser assures payment in full of each payment of Monthly Interest.

9.  Management of Target National Bank’s Credit Card Business.  Decisions concerning the Accounts, including underwriting decisions, will remain with Target National Bank; provided that for so long as one or more of the Chase Entities hold all of the Notes, if the Three-Month Average Excess Spread Percentage is reduced to the level set forth in clause (a) or (b) below and only for so long as it remains below such level, in which case the following will apply:

(a)           If on any Distribution Date on or after the October 2008 Distribution Date, the Three-Month Average Excess Spread Percentage is less than 2%, the underwriting criteria set forth in Exhibit A hereto will, at the Note Purchaser’s option, as soon as reasonably practicable, replace Target National Bank’s existing underwriting criteria until Target National Bank and Chase USA have agreed on an acceptable alternative, subject to approval, to the extent required, by Target National Bank’s regulator.  The parties hereto may, by written mutual agreement, change the criteria set forth in Exhibit A in order to reflect changed circumstances.

(b)           If on any Distribution Date on or after the October 2008 Distribution Date, the Three-Month Average Excess Spread Percentage is less than 1%, at the Note Purchaser’s option, either or both of the following remedies may be triggered within 30 days of such Distribution Date, subject to approval by Target National Bank’s board of directors, and, to the extent required, by Target National Bank’s regulator:

(i)                    Chase USA may recommend appropriate changes, if any, to collections and recovery policies and strategies; and

(ii)                   Chase USA may recommend appropriate changes, if any, to underwriting criteria.

Any such recommended changes to collections and recovery policies and strategies or underwriting criteria under either subsections 9(a) or 9(b), (A)(x) must be in effect in (1) Chase USA’s credit card portfolio generally or (2) a segment of Chase USA’s credit card portfolio that is substantially comparable to an applicable segment of the Target National Bank portfolio in terms of demographic and risk attributes and (y) must not be impractical to implement given the infrastructure of Target and its affiliates and (B) may not include recommendations of the type listed on Exhibit B hereto.  For so long as there is an Outstanding Series or Class that is rated by a Rating Agency, such Rating Agency shall be provided notice if the Three-Month Average Excess Spread Percentage falls below the levels set forth in either subsections 9(a) or 9(b).

For purposes of this Section 9, “Excess Spread Percentage” shall mean with respect to any Monthly Period, the sum of:

(1)          the percentage equivalent of a fraction the numerator of which is the product of (A) a fraction the numerator of which is the Floating Allocation Percentage of Collections of Finance Charge Receivables for such Monthly Period and the denominator of which is number of weeks in such Monthly Period and (B) the number of weeks in the related fiscal year of the Transferor, and the denominator of which is the Invested Amount at the end of the last day of the preceding Monthly Period less,

(2)          the percentage equivalent of a fraction the numerator of which is the product of the Investor Defaulted Amount for such Monthly Period and 12, and the denominator of which is the Invested Amount at the end of the last day of the preceding Monthly Period less,

(3)          2% (Servicing Fee) less,

(4)          3% (Program Fee) less.

(5)          the percentage equivalent of a fraction the numerator of which is the product of (A) a fraction the numerator of which is the Monthly Loyalty, Rewards and TCOE Fee for such Monthly Period, and the denominator of which is the number of weeks in such Monthly Period, and (B) the number of weeks in the related fiscal year of the Transferor, and the denominator of which is the Invested Amount at end of last day of preceding Monthly Period less,

(6)          the Interest Rate for the related Interest Accrual Period,

provided that the first Monthly Period to be used to calculate the Excess Spread Percentage shall be the July 2008 Monthly Period.

For purposes of this Section 9, “Three-Month Average Excess Spread Percentage” shall mean, with respect to each Distribution Date on and after the October 2008 Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages with respect to the three immediately preceding Monthly Periods and the denominator of which is three.

(c)           If, within 60 days of receiving the recommendations provided pursuant to clause (b) above, Target National Bank does not implement (or, for a change that could be reasonably expected to take longer than 60 days to implement, take and continue to proceed with commercially reasonable steps to implement) in all material respects the changes recommended by Chase USA, a Note Purchase Agreement Early Amortization Event will be deemed to have occurred.

Target National Bank will have exclusive authority to market its credit card business at its expense and will retain the exclusive right to communicate with cardholders for so long as it remains the Servicer.

Meetings between Target, Target National Bank and Chase USA may be scheduled on an ad hoc basis and any information exchanged at such meetings shall be subject to the mutually agreed upon confidentiality provisions and such additional confidentiality provisions as the discloser of the information reasonably determines to be appropriate.

The rights described in this Section 9 are exclusive to the Note Purchaser, or, following a Transfer, any other Chase Entity to whom any part of the Note is transferred upon satisfaction of the requirements in Section 8 and Section 2.3 of the Indenture, and are non-transferable by such entities to any other entity.  Such rights will expire upon the Transfer of any part of the Note to any other entity.

10.  Survival of Certain Representations and Obligations.  The respective agreements, representations, warranties and other statements of TRC and Target and their respective officers and of the Note Purchaser and Chase USA set forth in or made pursuant to this Note Purchase Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Note Purchaser, Chase USA, TRC, Target or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Note.

11.  Notices.  All communications hereunder will be in writing and will be mailed, sent by facsimile or delivered and confirmed (or such other means of communication as agreed upon by the parties hereto) to the following (or to such other address as may be hereafter notified by the respective parties hereto):

(a)           Note Purchaser:

BOTAC, Inc.
c/o Chase Bank USA, National Association
201 N. Walnut Street
Wilmington, Delaware 19801
Attention: Keith W. Schuck, President
(facsimile no. (302) 282-7634)

(b)           Chase USA:

Chase Bank USA, National Association
201 N. Walnut Street
Wilmington, Delaware 19801
Attention: Keith W. Schuck, President
(facsimile no. (302) 282-7634)

(c)           TRC:

Target Receivables Corporation
1000 Nicollet Mall, TPS 3136
Minneapolis, Minnesota 55403
Attention: General Counsel
(facsimile no. (612) 696-6909)

(d)           Target:

Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403
Attention: Treasurer
(facsimile no. (612) 761-5573)

If notice is required to be provided to the Rating Agencies:

(e)           Moody’s:

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: ABS Monitoring Group
(facsimile no. (212) 298-6664)

(f)            Standard & Poor’s:

Standard & Poor’s Ratings Services
     a Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention: Asset Backed Surveillance Department
(facsimile no. (212) 438-2648)

12.  Successors.  This Note Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assignees (excluding any assignee other than an assignee who is a Chase Entity, Target or a wholly-owned direct or indirect subsidiary of Target) and no other person will have any right or obligation hereunder; provided, however, that no assignment shall release or otherwise reduce the obligations of any party.

13.  Counterparts.  This Note Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Note Purchase Agreement.

14.  Applicable Law; Jurisdiction.  THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

THE PARTIES HERETO HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.  Amendments or Waivers.  No amendment or waiver of any provision of this Note Purchase Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.  For so long as there is an Outstanding Series or Class that is rated by a Rating Agency, such Rating Agency shall be provided notice of any amendment or waiver of any provision of this Note Purchase Agreement.

16.  Arm’s-Length Transaction.  Each of TRC and Target acknowledge and agree that each of the Note Purchaser and Chase USA is acting solely in the capacity of an arm’s length contractual counterparty to each of TRC and Target with respect to the purchase of the Note contemplated hereby (including in connection with determining the terms of the sale and purchase) and not as a financial advisor or a fiduciary to, or an agent of, either TRC or Target or any other person.  Additionally, neither the Note Purchaser nor Chase USA is advising TRC,  Target or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  TRC and Target shall each consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Note Purchaser nor Chase USA shall have any responsibility or liability to either TRC or Target with respect thereto. Any review by either the Note Purchaser or Chase USA of TRC, Target, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Note Purchaser or Chase USA, as the case may be, and shall not be on behalf of TRC or Target.

17.  Repurchase Obligations.  Prior to the Amortization Period Commencement Date and only for so long as one or more of the Chase Entities hold all of the Notes:

(a)           On each Determination Date beginning with the Determination Date related to the October 2008 Monthly Period, the Servicer shall calculate the Cap Test Percentage for the related Monthly Period.  The “Cap Test Percentage” for any Monthly Period is the percentage equivalent of a fraction, the numerator of which is the Invested Amount of the Collateral Certificate and the denominator of which is the aggregate amount of Principal Receivables in the Trust plus amounts on deposit in the Special Funding Account, in each case as of the last day of such Monthly Period.  If, as determined on any Determination Date beginning with the Determination Date relating to the December 2008 Monthly Period, the Cap Test Percentage is equal to or greater than the Cap Trigger for three (3) immediately preceding Monthly Periods, TRC agrees to purchase on the Distribution Date related to such Determination Date, a portion of the Note Principal Balance sufficient to reduce the Cap Test Percentage as of the prior Monthly Period to a level that is one one-hundredth percentage point (0.01%) less than the Cap Trigger (the “Transferor Note Repurchase”); provided, that the maximum Transferor Note Repurchase for a given Distribution Date shall not exceed the Available Series 2008-1 Principal Collections for the related Monthly Period; provided, further, that no such purchase shall be required if, after TRC provides notice on the Determination Date of the amount of the Transferor Note Repurchase proposed to take place on the related Distribution Date, the Note Purchaser, in its sole discretion, provides written notice by the Business Day after such Determination Date that the Transferor Note Repurchase shall be waived.  If a removal pursuant to Section 2.10 of the Pooling and Servicing Agreement shall cause the Cap Test Percentage to exceed the Cap Trigger as of the last day of the Monthly Period in which such Removal Date occurred, TRC agrees to a Transferor Note Repurchase on the Distribution Date in the next Monthly Period.  For purposes of this Section 17, “Cap Trigger” shall mean 47.00%.  The purchase price for the Transferor Note Repurchase shall be the Accreted Note Value (as defined below).  Failure on the part of TRC duly to effect the Transferor Note Repurchase set forth in this subsection 17(a), which failure has a material adverse effect on the Note Purchaser and which continues unremedied through the Distribution Date in the Monthly Period following the Monthly Period containing the Determination Date on which the Transferor

Note Repurchase obligation arose, shall constitute a Note Purchase Agreement Early Amortization Event.

(b)           On each Determination Date beginning with the Determination Date related to the January 2009 Monthly Period, if the Cap Test Percentage is less than the Cap Trigger as of the end of the related Monthly Period, the Transferor at its option may request on such Determination Date that the Note Purchaser purchase Additional Notes on the following Distribution Date sufficient to maintain the Cap Test Percentage at a level that is one one-hundredth percentage point (0.01%) less than the Cap Trigger as of the end of the related Monthly Period (the “Note Purchaser Note Repurchase”).  The Note Purchaser will be obligated to purchase Additional Notes only to the extent that such purchase would not cause the amount of Notes held by the Note Purchaser to exceed $4,200,000,000; provided, that Chase USA shall be obligated to purchase, or cause to be purchased, any Additional Notes that are not purchased by the Note Purchaser pursuant to this subsection 17(b).  The obligation of the Note Purchaser to effect the Note Purchaser Note Repurchase is subject to the satisfaction of the conditions set forth in subsection 7(II) of this Note Purchase Agreement, Section 4.8 of the Series Supplement and subsection 2.2(b) of the Indenture.  The purchase price for the Additional Notes shall be the Accreted Note Value.

(c)           “Accreted Note Value” shall mean the product of (i) the Principal Balance of the Transferor Note Repurchase or the Additional Notes and (ii) one (1) minus the Adjustment Percentage for the related Distribution Date.

18.  Further Instruments and Acts.  Each of TRC, Target, the Note Purchaser and Chase USA will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note Purchase Agreement.

19.  Action on Behalf of Note Purchaser.  The parties hereto agree that to the extent an action is required or permitted to be taken under this Note Purchase Agreement by the Note Purchaser such action may be taken by a Chase Entity on its behalf.

20.  Agreement of TRC as to Removal of Accounts.  For so long as all of the Notes are held by one or more of the Chase Entities, in addition to any conditions pursuant to Section 2.10 of the Pooling and Servicing Agreement, TRC shall provide the relevant Chase Entity:

(a)           on or prior to the thirtieth (30th) day immediately preceding the Removal Date, written notice of such removal; and

(b)           concurrently with delivery thereof to the Rating Agencies, information about the Removed Accounts that is identical to that provided to the Rating Agencies.

[REMAINDER OF THE PAGE BLANK]

If the foregoing is in accordance with the Note Purchaser’s and Chase USA’s understanding of our agreement, kindly sign and return to TRC and Target one of the counterparts hereof, whereupon it will become a binding agreement between TRC, Target, the Note Purchaser and Chase USA in accordance with its terms.

Very truly yours,

TARGET RECEIVABLES CORPORATION

By:	/s/ Douglas A. Scovanner
Name: Douglas A. Scovanner
Title: President

TARGET CORPORATION

By:	/s/ Douglas A. Scovanner
Name: Douglas A. Scovanner
Title: Executive Vice President and Chief Financial Officer

BOTAC, INC.

By	/s/ David A. Penkrot
Name: David A. Penkrot
Title: Vice President, Director

CHASE BANK USA, NATIONAL ASSOCIATION

By	/s/ Keith Schuck
Name: Keith Schuck
Title: President

Note Purchase Agreement

Exhibit A

UNDERWRITING CRITERIA PURSUANT TO SUBSECTION 9(a)

[*]

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

Exhibit B

RECOMMENDATIONS EXCLUDED

[*]

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

Exhibit C

I. 2008-1 DOCUMENTS

1.	Series 2008-1 Supplement to the Pooling and Servicing Agreement, dated as of the Closing Date, by and among the Transferor, the Servicer and the Trustee

2.	Indenture, dated as of the Closing Date, by and between Target Credit Card Owner Trust 2008-1, as Issuer and Wells Fargo Bank, National Association, as Indenture Trustee

Exhibit D

I. 2008-1 DOCUMENTS

1.	Deposit and Administration Agreement, dated as of the Closing Date, by and between TRC, as Depositor and Administrator and the Issuer

2.	Amended and Restated Trust Agreement, dated as of the Closing Date, by and between TRC, as Depositor, and the Owner Trustee

II. SECURITIES

3.	Specimen of the Notes

4.	Specimen of Collateral Certificate

5.	Transferor Certificate (R-8) and Cancelled Transferor Certificate (R-7)

III. CORPORATE CERTIFICATES

A. Target Corporation

6.	Secretary’s Certificate, re: incumbency, dated as of the Closing Date, with attached Articles of Incorporation, By-laws and Resolutions

7.	Good Standing Certificate from the Secretary of State of Minnesota

8.	Bring-down Letter, dated as of the Closing Date, from the Secretary of State of Minnesota

B. Target National Bank (Servicer)

9.	Secretary’s Certificate, re: incumbency, dated as of the Closing Date, with attached Articles of Association, By-laws and Loan Securitization Committee Resolutions

10.	Certificate of Corporate Existence from the Comptroller of the Currency

11.	Certificate from the Federal Deposit Insurance Corporation

C. Target Capital Corporation

12.	Secretary’s Certificate, re: incumbency, dated as of the Closing Date, with attached Articles of Incorporation, By-laws and Resolutions

13.	Good Standing Certificate from the Secretary of State of Minnesota

14.	Bring-down Letter, dated as of the Closing Date, from the Secretary of State of Minnesota

D. Target Receivables Corporation (Transferor)

15.	Secretary’s Certificate, re: incumbency, dated as of the Closing Date, with attached Articles of Incorporation, By-laws and Resolutions

16.	Good Standing Certificate from the Secretary of State of Minnesota

17.	Bring-down Letter, dated as of the Closing Date, from the Secretary of State of Minnesota

E. Wells Fargo Bank, National Association (Indenture Trustee/Master Trust Trustee)

18.	Certified Copy of General Signature Resolution Relating to Execution of Written Instruments

19.	Certificate of Corporate Existence from the Comptroller of the Currency

F. Target Credit Card Owner Trust 2008-1 (Owner Trust)

20.	Certificate of Trust
Trust Agreement, between TRC, as Depositor, and the Owner Trustee

21.	Owner Certificate Relating to Owner Trust

22.	Good Standing Certificate, dated as of the Closing Date, from the Secretary of State of Delaware

G. Wilmington Trust Company (Owner Trustee)

23.	Officer’s Certificate, re: incumbency, dated as of the Closing Date, with attached Articles of Incorporation, By-laws and Resolutions

24.	Good Standing Certificate, dated as of the Closing Date, from the Secretary of State of Delaware

IV. OFFICER CERTIFICATES

A. Target National Bank (Servicer)

25.	Officer’s Certificate, as to creation of a valid security interest under Bank Receivables Purchase Agreement

26.	Officer’s Certificate, re: establishment of accounts

B. Target Receivables Corporation (Transferor)

27.	Officer’s Certificate, re: subsections 6.3(b)(v), (vii) of the Pooling and Servicing Agreement

28.	Exchange Notice, re: subsection 6.3(b)(i) of the Pooling and Servicing Agreement

29.	Authentication Order, re: Notes, Collateral Certificate and Beneficial Interests in the Owner Trust

30.	Cross-Receipt, signed by the Transferor and Chase USA, regarding delivery of the Notes

C. Wells Fargo Bank, National Association (Indenture Trustee/Master Trust Trustee)

31.	Officer’s Certificate (Indenture Trustee/Master Trust Trustee), re: no knowledge of liens or material litigation

32.	Receipt of Collateral Certificate

D. Wilmington Trust Company (Owner Trustee)

33.	Officer’s Certificate, re: no knowledge of liens or material litigation

34.	Power of Attorney, re: Deposit and Administration Agreement

35.	Receipt of Collateral Certificate

F. Chase USA (Note Purchaser)

36.	Cross-Receipt, signed by the Transferor and Chase USA, regarding delivery of the Notes

V. UCC DOCUMENTS

37.	UCC Search Reports for TCC and TRC in Minnesota, Target National Bank in South Dakota and the Owner Trust in Delaware

38.	UCC-1 (re: Collateral Certificate)
a. Minnesota: TRC à Owner Trust
b. Delaware: Owner Trust/ee à Indenture Trustee

VI. OPINIONS

A. Target Corporation, Target National Bank, TCC, TRC

39.	Corporate Matters

B. Skadden, Arps, Slate, Meagher & Flom LLP

40.	Corporate Matters

41.	FDIC Matters

42.	True Sale

43.	Nonconsolidation

44.	Security Interest (Delaware)

45.	Federal Tax Issues
Officer’s Certificate

C. Davenport, Evans, Hurwitz & Smith LLP

46.	Security Interest (South Dakota)

47.	Tax (South Dakota)

D. Faegre & Benson LLP

48.	Security Interest (Minnesota)

49.	Tax (Minnesota)

E. Wells Fargo Bank, National Association

50.	Corporate Matters (re: Master Trust Trustee/Indenture Trustee)

F. Richards, Layton & Finger, P.A.

51.	Corporate Matters (re: Owner Trustee)

52.	Corporate Matters (re: Owner Trust)

VII. MISCELLANEOUS DOCUMENTS

53.	S&P Ratings Letter

54.	Moody’s Ratings Letter

Schedule I

INFORMATION PREVIOUSLY PROVIDED TO NOTE PURCHASER PURSUANT TO SUBSECTION 2(h)

•      Master file account level data provided for Monthly Periods from August 2005 through December 2007, provided, that, such master file account level data excludes August 2006 and September 2006.

•      Materials titled “Chase Due Diligence Meeting Risk and Collections Review” prepared by Target Financial Services; Minneapolis, MN dated January 2, 2008, as revised on May 2, 2008.